EXHIBIT (H)(14)
                                                                 ---------------


                    AMENDMENT TO THE ADMINISTRATION AGREEMENT


First Amendment, dated as of January 1, 2001, to the ADMINISTRATION AGREEMENT, dated June 1, 1999 (the "Agreement"), between The DLB Fund Group (the "Trust") and Investors Bank and Trust Company (the "Bank").

         WHEREAS, the Trust and the Bank have entered into the Agreement;

         WHEREAS, Section 9 of the Agreement provides that the Agreement may be amended only in writing executed by both parties of the Agreement;

         WHEREAS, the Trust and the Bank have mutually agreed to certain modifications to the Agreement;

         NOW, THEREFORE, the Trust and the Bank hereby agree to amend the Agreement as follows:

1. TERMINATION OF THE AGREEMENT. The first sentence in Section 7 of the Agreement is hereby amended by replacing the words "upon the date hereof" with "January 1, 2001".

2. APPENDIXES. Appendix B and C are hereby deleted in their entirety and replaced with the attached Appendix B and C.


IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as an instrument under seal by its officer thereunto duly authorized as of the date first written above.



                                                  THE DLB FUND GROUP


                                                  By: /s/ DeAnne B. Dupont
                                                      --------------------------
                                                  Name: DeAnne B. Dupont
                                                  Title: Treasurer


                                                  INVESTORS BANK & TRUST COMPANY


                                                  By: /s/ Andrew M. Nesvet
                                                      --------------------------
                                                  Name: Andrew M. Nesvet
                                                  Title: Senior Director

                               THE DLB FUND GROUP
                               ANNUAL FEE SCHEDULE
                          FOR TWELVE (12) MUTUAL FUNDS
                                 JANUARY 1, 2001

================================================================================
                          FUND ADMINISTRATION SERVICES-
DAILY PORTFOLIO COMPLIANCE, QUARTERLY TAX DIVERSIFICATION, QUALIFYING INCOME TESTING, DISTRIBUTION CALCULATION, FINANCIAL REPORTING, N-SAR AND REGISTRATION STATEMENT FILING, EXPENSE ADMINISTRATION AND BLUE SKY SERVICES

================================================================================

A.    FUND ADMINISTRATION SERVICES
      ----------------------------

      The Annual Fee for Fund Administration - Daily Portfolio Compliance, Quarterly Tax Diversification, Qualifying Income Testing, Distribution Calculation, N-SAR filing, Registration Statement filing, Expense Administration and Financial Reporting Services (as more fully described in the Responsibilities Matrix) for the twelve (12) DLB Funds will be charged either a minimum fee or Basis Points, whichever is higher. The following schedule is exclusive of any out-of-pocket expenses.

                                                            ANNUAL MINIMUM FEE
                                                            ------------------
      FOR 12 FUNDS                                               $576,000

      The minimum fee for the first full year of providing such services shall be $516,000. For each new fund added during the first twelve month period, the annual minimum fee will be increased by $43,000. Thereafter and for each new fund added subsequent to the first year, the annual minimum fee shall be increased by $48,000 per fund. The annual minimum fee for each new fund added applies to additional funds added under the existing Trust up to a total of 10 funds.

                                                             ANNUAL ASSET FEE
                                                             ----------------
      FIRST $1BILLION OF NET ASSETS                         4.5    BASIS POINTS
      ASSETS IN EXCESS OF $1 BILLION                        2.5    BASIS POINTS

      The asset charges are based on the assets of all portfolios of the DLB Fund Group serviced by Investors Bank & Trust.

B.    BLUE SKY
      --------
      The Annual Fee for Blue Sky services for the twelve (12) DLB Funds will be charged according to the following schedule. The schedule is exclusive of filing fees and out-of-pocket expenses. For each new fund, the annual fee will be increased by $5,000.

      ANNUAL FEE                                                       $60,000

C.    OUT-OF-POCKET EXPENSES
      ----------------------
      These charges consist of:
      -  Printing, Postage, Delivery          -  Copy fitting
      -  Forms and Supplies                   -  Printing of shareholder reports
      -  Ad hoc Reporting
      -  Blue Sky state and other filing fees/costs
      - Financial statement report modification (after initially agreed upon Parameters) as to style, layout or format.

D.    OTHER
      -----
      o  This fee schedule assumes that the funds have an October 31 year-end.

      o This fee schedule also assumes that the funds will commence a securities lending program with IBT.

      o Fees under this agreement will be billed monthly in arrears and will be paid within 30 days.

      o  This fee schedule pertains to the following funds:

         The DLB Fixed Income Fund
         The DLB Value Fund
         The DLB Enhanced Index Core Equity Fund (The DLB Disciplined
                 Growth Fund)
         The DLB Core Growth Fund
         The DLB Small Company Opportunities Fund
         The DLB Stewart Ivory International Fund
         The DLB Stewart Ivory Emerging Markets Fund
         The DLB High Yield Fund The DLB Technology Fund
         The DLB Enhanced Index Value Fund
         The DLB Enhanced Index Growth Fund
         The DLB Small Capitalization Value Fund

AGREED:
THE DLB FUND GROUP

By:  /s/ DeAnne B. Dupont
     ---------------------------
         Name: DeAnne B. Dupont
         Title: Treasurer

                             INVESTORS BANK & TRUST
                       SUMMARY OF ADMINISTRATION FUNCTIONS
                                 DLB FUND GROUP

                                                                                                        SUGGESTED FUND AUDITOR OR
    FUNCTION                      INVESTORS BANK & TRUST                       DLB                               COUNSEL
-------------------------  -----------------------------------  ----------------------------------  --------------------------------
  MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
-------------------------
Monitor portfolio          Perform tests of certain specific    Continuously monitor portfolio       A/C - Provide consultation as
compliance in accordance   portfolio activity designed from     activity and Fund operations in      needed on compliance issues.
with the current           provisions of the Fund's Prospectus  conjunction with 1940 Act,
Prospectus and SAI.        and SAI.  Follow-up on potential     Prospectus, SAI and any other
                           violations.                          applicable laws and regulations.
                                                                Monitor testing results and
FREQUENCY:  DAILY                                               approve resolution of compliance
                                                                issues.

Provide compliance         Provide a report of compliance       Review report.                       A/C - Provide consultation as
summary package.           testing results.                                                                needed.

FREQUENCY:  MONTHLY

Perform asset              Perform asset diversification tests  Continuously monitor portfolio       A - Provide consultation as
diversification testing    at each tax quarter end.  Follow-up  activity in conjunction with IRS     needed in establishing
to establish               on issues.                           requirements.  Review test results   positions to be taken in tax
qualification as a RIC.                                         and take any necessary action.       treatment of particular issues.
                                                                Approve tax positions taken.         Review quarter end tests on a
FREQUENCY:  QUARTERLY                                                                                current basis.

---------------------------------
      MANAGEMENT REPORTING
& TREASURY ADMINISTRATION (CONT.)
---------------------------------
Perform qualifying income  Perform qualifying income testing    Continuously monitor portfolio       A- Consult as needed on tax
testing to establish       (on book basis income, unless        activity in conjunction with IRS     accounting positions to be
qualification as a RIC.    material differences are             requirements.  Review test results   taken.  Review in conjunction
                           anticipated) on quarterly basis and  and take any necessary action.       with year-end audit.
                           as may otherwise be necessary.       Follow-up on issues.                 Approve tax positions taken.
FREQUENCY:  QUARTERLY

                                                                                                        SUGGESTED FUND AUDITOR OR
    FUNCTION                      INVESTORS BANK & TRUST                       DLB                               COUNSEL
-------------------------  -----------------------------------  ----------------------------------  --------------------------------
Prepare the Fund's annual  Prepare preliminary expense budget.  Provide asset level projections.
expense budget.            Notify fund accounting of new        Approve expense budget.
Establish daily accruals.  accrual rates

FREQUENCY:  ANNUALLY

Monitor the Fund's         Monitor actual expenses updating     Provide asset level projections     C/A - Provide consultation as
expense budget. Review     budgets/ expense accruals.  Review   quarterly.  Provide vendor          requested.
the Fund's multi-class     expense differentials among classes  information as necessary.  Review
expense differentials.     to ensure consistency with Rule      expense analysis and approve
                           18f-3 or the Fund's exemptive        budget revisions.
                           application and the Fund's private
                           letter ruling or published ruling.

FREQUENCY:  QUARTERLY

Receive and coordinate     Propose allocations of invoice       Approve invoices and allocations
payment of fund expenses.  among Funds and obtain authorized    of payments.  Send invoices to IBT
                           approval to process payment.         in a timely manner.


FREQUENCY:  AS OFTEN AS NECESSARY

---------------------------------
      MANAGEMENT REPORTING
& TREASURY ADMINISTRATION (CONT.)
---------------------------------
Calculate total return     Provide total return calculations.   Review total return information.
information on Funds as
defined in the current
Prospectus and SAI.

FREQUENCY:  MONTHLY
---------------------------------
---------------------------------
Prepare responses to       Prepare, coordinate as necessary,    Identify the services to which the
major industry             and submit responses to the          Funds report.  Provide information
questionnaires.            appropriate agency                   as requested.

FREQUENCY:  AS OFTEN AS NECESSARY

Prepare disinterested      Summarize amounts paid to            Provide social security numbers
director/trustee Form      directors/trustees during the        and current mailing address for
1099-Misc.                 calendar year.  Prepare and mail     trustees.  Review and approve
                           Form 1099-Misc.                      information provided for Form
FREQUENCY:  ANNUALLY                                            1099-Misc.

                                                                                                        SUGGESTED FUND AUDITOR OR
    FUNCTION                      INVESTORS BANK & TRUST                       DLB                               COUNSEL
-------------------------  -----------------------------------  ----------------------------------  --------------------------------
























------------------------------------------------
             FINANCIAL REPORTING
------------------------------------------------

                                                                                                        SUGGESTED FUND AUDITOR OR
    FUNCTION                      INVESTORS BANK & TRUST                       DLB                               COUNSEL
-------------------------  -----------------------------------  ----------------------------------  --------------------------------
Coordinate the annual      Coordinate the creation of           Provide past financial statements     A - Perform audit and issue
audit and semi-annual      templates reflecting                 and other information required to     opinion on annual financial
preparation and printing   client-selected standardized         create templates, including report    statements.
of financial statements    appearance and text of financial     style and graphics.  Approve
and notes with             statements and footnotes. Draft and  format and text as standard.          A/C - Review reports.
management, fund           manage production cycle. Coordinate  Approve production cycle and
accounting and the fund    with IBT fund accounting the         assist in managing to the cycle.
auditors.                  electronic receipt of portfolio and  Coordinate review and approval by
                           general ledgar information. Assist   portfolio managers of portfolio
                           in resolution of accounting issues.  listings to be included in
                           Using templates, draft financial     financial statements.  Prepare
                           statements, coordinate auditor and   appropriate management letter and
                           management review, and clear         coordinate production of
                           comments. Coordinate printing of     Management Discussion and
                           reports and EDGAR conversion with    Analysis.  Review and approve
                           outside printer and filing with the  entire report.  Make appropriate
                           SEC via EDGAR.                       representations in conjunction
                                                                with audit.

FREQUENCY:  ANNUALLY/SEMI-ANNUALLY

-------------------------
         LEGAL
-------------------------
Prepare and file Form      Prepare form for filing. Obtain      Provide appropriate responses.      C - Review initial filing.
N-SAR.                     any necessary supporting documents.  Review and authorize filing.        A - Provide annual audit
                           File with SEC via EDGAR.                                                 internal control letter to
                                                                                                    accompany the annual filing.
                                                                                                    Provide annual multi-class
FREQUENCY:  SEMI-ANNUALLY                                                                           report when applicable.

                                                                                                        SUGGESTED FUND AUDITOR OR
    FUNCTION                      INVESTORS BANK & TRUST                       DLB                               COUNSEL
-------------------------  -----------------------------------  ----------------------------------  --------------------------------
Prepare amendments to      Prepare and coordinate the filing    Review and approve.                 C - Review and approve filings.
Registration Statement.    of post-effective amendments.                                            A/C - Provide consents as
                           Coordinate with outside printers                                         appropriate.
FREQUENCY:  ANNUAL UPDATE  the Edgar conversion, filing with
(INCLUDES UPDATING         the SEC and printing of prospectus.
FINANCIAL HIGHLIGHTS,
EXPENSE TABLES, RATIOS)
PLUS ONE ADDITIONAL
FILING PER FISCAL YEAR

Prepare Prospectus/SAI     Prepare Prospectus and SAI           Review and approve.                 C - Review and approve filings.
supplements.               supplements.  File with the SEC via  1                                   A/C - Provide consents as
                           Edgar.  Coordinate printing of                                           appropriate.
                           supplements.

FREQUENCY:  AS OFTEN AS REQUIRED

Preparation and filing     Accumulate capital stock             Review and approve filing.          C - Approve 24f-2 Notice.
of 24f-2 Notice.           information and draft Form 24f-2.
                           Notice.  File approved Form with                                         A - Review informally when
                           SEC via Edgar.                                                           requested

FREQUENCY:  ANNUALLY

Proxy Material/            Prepare drafts of proxy material     Review and approve proxy.           C - Review and approve proxy.
Shareholder Meetings       for review, file materials or
                           coordinate filing with SEC and
                           coordinate printing.  Assist proxy
                           solicitation firm and prepare
                           scripts.  Attend meeting and
                           prepare minutes.
FREQUENCY:  AS NEEDED

Assist in updating of      Make annual filing of fidelity bond  Obtain required fidelity bond
fidelity bond insurance    insurance material with the SEC.     insurance coverage.  Monitor level
coverage.                                                       of fidelity bond insurance
                                                                maintained in accordance with
FREQUENCY:  ANNUALLY                                            required coverage.

Respond to regulatory      Compile and provide documentation    Coordinate with regulatory          C - Provide consultation as
audits.                    pursuant to audit requests.  Assist  auditors to provide requested       needed.
                           client in resolution of audit        documentation and resolutions to
                           inquiries.                           inquiries.

FREQUENCY:  AS NEEDED (AT LEAST ANNUALLY)

                                                                                                        SUGGESTED FUND AUDITOR OR
    FUNCTION                      INVESTORS BANK & TRUST                       DLB                               COUNSEL
-------------------------  -----------------------------------  ----------------------------------  --------------------------------









-------------------------
      BLUE SKY
-------------------------
Maintain effective Blue    Maintain records of fund sales for   Identify states in which filings    C -  Provide consultation as
Sky notification filings   client designated states via PW      are to be made.                     needed on Blue Sky issues.
for states in which Fund   Blue2 compliance system. File
Management intends to      annual notification renewal          Identify exempt transactions to     C - Provide consultation on
solicit sales of fund      documents and annual sales reports.  transfer agent for appropriate      product and institutional
shares.                    File amendments to increase dollar   exclusion from blue sky reporting.  exemptions.
                           amounts authorized for sales by
                           funds, based upon client
                           instruction. File notifications to
                           states for new funds and/or
                           classes, mergers and liquidations.
                           Provide periodic reports on state
                           authorization amounts and sales
                           amounts. Determine state filing
                           requirements by using CCH Blue Sky
                           Law Reporter, ICI memoranda and
                           state securities commission
                           directives (both written and oral).


FREQUENCY:  ON-GOING

File amendments to         File updated registration            Inform IBT of filings prior to      C - Provide consultation as
registration statement     statements, prospectuses, SAIs,      SEC filing.                         needed on Blue Sky filing
with the applicable state  supplements thereto, and annual                                          issues.
securities commissions in  reports to shareholders upon
coordination with SEC      approval/authorization by client.
filing.


FREQUENCY: ANNUAL UPDATES
(INCLUDES REGISTRATION
STATEMENT, PROSPECTUS,
SAI) PLUS ONE ADDITIONAL
FILING PER FISCAL YEAR

-------------------------
        TAX
-------------------------
                                                                                                        SUGGESTED FUND AUDITOR OR
    FUNCTION                      INVESTORS BANK & TRUST                       DLB                               COUNSEL
-------------------------  -----------------------------------  ----------------------------------  --------------------------------
Prepare income tax         Calculate investment company         Provide transaction information     A - Provide consultation as
provisions.                taxable income, net tax exempt       as requested.  Identify Passive     needed in establishing
                           interest, net capital gain and       Foreign Investment Companies        positions to be taken in tax
                           spillback dividend requirements.     (PFICs).  Approve tax accounting    treatment of particular
                           Identify book-tax accounting         positions to be taken.  Approve     issues.  Perform review in
                           differences. Track required          provisions.                         conjunction with the year-end
                           information relating to accounting                                       audit.
                           differences.
FREQUENCY:  ANNUALLY

Calculate excise tax       Calculate required distributions     Provide transaction information     A - Provide consultation as
distributions              to avoid imposition of excise tax.   as requested.  Identify Passive     needed in establishing
                           -  Calculate capital gain net        Foreign Investment Companies        positions to be taken in tax
                              income and foreign currency       (PFICs).  Approve tax accounting    treatment of particular
                              gain/loss through October 31.     positions to be taken.  Review      issues.  Review and concur with
                           -  Calculate ordinary income and     and approve all income and          proposed distributions per
                              distributions through a           distribution calculations,          share.
                              specified cut off date.           including projected income and
                           -  Project ordinary income from      dividend shares.  Approve
                              cut off date to December 31.      distribution rates per share and
                           -  Ascertain dividend shares.        aggregate amounts.  Obtain Board
                           Identify book-tax accounting         approval when required.
                           differences.  Track required
                           information relating to accounting
                           differences.  Coordinate review by
                           management and fund auditors.
                           Notify custody and transfer agent
                           of authorized dividend rates in
                           accordance with Board approved
                           policy.  Report dividends to Board
FREQUENCY:  ANNUALLY       as required.


-------------------------
     TAX (CONT.)
-------------------------
Prepare tax returns        Prepare excise and RIC tax returns.  Review and sign tax return.         A - Review and sign tax return
                                                                                                     as preparer.
FREQUENCY:  ANNUALLY

                                                                                                        SUGGESTED FUND AUDITOR OR
    FUNCTION                      INVESTORS BANK & TRUST                       DLB                               COUNSEL
-------------------------  -----------------------------------  ----------------------------------  --------------------------------
Prepare Form 1099          Obtain yearly distribution           Review and approve information
                           information.  Calculate 1099         provided for Form 1099.
                           reclasses and coordinate with
                           transfer agent.

FREQUENCY:  ANNUALLY

Prepare other year-end     Obtain yearly income distribution     Review and approve information
tax-related disclosures    information.  Calculate disclosures   provided.
                           (i.e., dividend received deductions,
                           foreign tax credits, tax-exempt
                           income, income by jurisdiction) and
                           coordinate with transfer agent.

FREQUENCY:  ANNUALLY

REVIEW AND APPROVAL


The attached Summary of Administration Functions has been reviewed and represents the services currently being provided.

/s/  Donna M. McCarthy  1/18/01
---------------------------------
Signature of Director/ Date



/s/ DeAnne B. Dupont  1/18/01
---------------------------------
Signature of Authorized Client Representative/ Date